Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-179728 on Form S-3 and Registration Statement No. 033-61335, 333-01667, 333-75235, 333-85051, 333-37390, 333-85830, 333-85828, 333-85826, 333-85824, 333-85822, 333-85818, 333-85820, 333-108046, 333-120293, 333-145459, 333-154522, 333-154523, 333-159336, 333-129011 and 333-164230 on Form S-8 of our report dated February 26, 2015, relating to the financial statements and financial statement schedule of International Paper Company, and the effectiveness of International Paper Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of International Paper Company for the year ended December 31, 2014.
Memphis, Tennessee
February 26, 2015